EXHIBIT 15.1

To the Stockholders of
Stone Energy Corporation:
We are aware of the incorporation by reference in the Registration Statement (Form S-4) and related Prospectus of Stone Energy Corporation for the registration of $225,000,000 of Senior Floating Rate Notes of our report dated May 8, 2007 relating to the unaudited condensed consolidated interim financial statements of Stone Energy Corporation that is included in its Form 10-Q for the quarter ended March 31, 2007.

/s/ Ernst & Young LLP
New Orleans, Louisiana
June 15, 2007